SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________

Date of report: November 17, 2006
(Date of earliest event reported)

PSI CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-20317	88-0270266
(Commission File No.)	(I.R.S. Employer Identification No.)

7222 Commerce Center Drive, Suite 240
Colorado Springs, CO 80919
(Address of principal executive offices; zip code)

(719) 359-5533
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business Operations

Item 1.01.    Entry Into A Material Definitive Agreement.

In connection with the settlement of the litigation described in Item 8.01 of this report, on November 17, 2006, we entered into the Settlement Agreement described herein. The description of the Settlement Agreement in Item 8.01 is incorporated herein by reference.

Item 1.02.    Termination of A Material Definitive Agreement.

On November 17, 2006, in connection with the settlement of the litigation described in Item 8.01 of this report, we terminated the APA dated as of May 18, 2006 between our company and Captive, the Addendum to the APA (as defined in Item 8.01) and the Commercial Promissory Note in the principal amount of $872,809.85, dated as of August 22, 2006, in favor of Captive (as defined in Item 8.01), each of which were previously reported in our Current Report on Form 8-K dated as of August 25, 2006. The description of the Settlement Agreement in Item 8.01 is incorporated herein by reference.

Section 2 - Financial Information

Item 2.01.    Completion of Acquisition or Disposition of Assets.

In connection with the settlement of the litigation described in Item 8.01 of this report, we rescinded the transactions contemplated by the APA, which transactions were previously reported in our Current Report on Form 8-K dated as of August 25, 2006. The description of the Settlement Agreement in Item 8.01 is incorporated herein by reference.

Section 8 - Other Events

Item 8.01.     Other Events.

On November 17, 2006, we entered into a settlement agreement (the “Settlement Agreement”) with Captive Audience, LLC (“Captive”) regarding the action commenced against us by Captive on October 18, 2006 in the United States District Court, District of New Jersey, entitled Captive Audience, LLC v. Pantel Systems, Inc. a/k/a friendlyway, Inc. and Ignition Media Group, Inc., Civil Action No. 2:06-CV-5020. We previously reported the commencement of this action in our Current Report on Form 8-K dated November 2, 2006.

Under the terms of the Settlement Agreement, we and Captive agreed to rescind the asset purchase transaction contemplated by that certain Asset Purchase Agreement, as amended, (the “APA”), dated as of August 22, 2006, by and between our company and Captive, which transaction was previously reported in our Current Report on Form 8-K dated as of August 25, 2006.

In addition, Captive retained $195,000 of the purchase price amount that we previously paid and we paid Captive the additional settlement amount of $90,000.

Further, Captive relinquished all right, title and interest to the 5.9 million shares of common stock issuable to Captive under the APA. Captive will retain certain of our digital signage equipment in its possession, which consists of five installed 42-inch LCD video screens and five 42-inch uninstalled LCD video screens valued at approximately $35,000. Finally, Captive agreed to indemnify and hold harmless our company and our officers, directors and employees from certain wage claims asserted against us relating to Captive’s present and former employees.

Upon receipt of the $90,000 settlement payment to Captive’s attorneys, Captive agreed to immediately withdraw and dismiss with prejudice the action it brought against us.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Settlement Agreement, dated as of November 13, 2006, between our company and Captive Audience, LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated: November 22, 2006	By:	/s/ Ken Upcraft
Name: Ken Upcraft Title: Chief Executive Officer

INDEX TO EXHIBITS

Number	Documents

10.1	Settlement Agreement, dated as of November 13, 2006, between our company and Captive Audience, LLC.